EXHIBIT 31.2

CERTIFICATION OF PRESIDENT AND CHIEF FINANCIAL OFFICER
 PURSUANT TO RULES 13A-14 AND 15D-14 OF THE SECURITIES EXCHANGE ACT OF 1934

I, Steven Dong, certify that:

1. I have reviewed this amendment to quarterly report on Form 10-Q/A (Amendment No. 1) of DigitalPost Interactive, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Dated: June 28, 2010

                                            /s/ Steven Dong
                                            ---------------------
                                            Steven Dong
                                            Chief Financial Officer